UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment and Other Agreements

On November 4, 2005, Warner Music Inc. (“WMI”), a subsidiary of Warner Music Group Corp. (“WMG”), entered into a new employment agreement, effective as of August 8, 2005, with Alejandro (Alex) Zubillaga under which Mr. Zubillaga will serve as Executive Vice President, Digital Strategy and Business Development. WMG has previously entered into a restricted stock agreement with Mr. Zubillaga as described below.

Mr. Zubillaga has led WMG’s Digital Strategy and Business Development since March 2004 with responsibility for the company’s worldwide digital music strategy and business development activity, including its strategic initiatives in wireless, e-commerce, Internet, electronic music distribution and new music formats.

Since joining WMG, Zubillaga has aggressively developed new product and distribution opportunities for WMG in the mobile and online music space. Under his leadership, WMG was the first music company to sell mobile music video downloads in the U.S. through an agreement with Verizon Wireless; the first music company to execute a multi-territory, cross-platform “triple-play” agreement, reaching more than 110 million subscribers in 12 countries through an agreement with France Telecom; and has been a carrier launch partner supporting the introduction of major new products including full-track downloads, ring back tones and video ring tones through agreements with leading mobile carriers including Vodafone, Verizon Wireless, T-Mobile and Sprint.

Under the terms of the three-year agreement, Mr. Zubillaga will be paid an annual salary equal to $600,000. Mr. Zubillaga is also eligible to receive an annual cash bonus, with a target of $350,000, effective with respect to his fiscal 2005 bonus and thereafter. In the event that WMI terminates the employment agreement for any reason other than cause or if Mr. Zubillaga terminates his employment for good reason, as defined in the agreement, Mr. Zubillaga will be entitled to severance benefits equal to one year of salary and bonus target plus a pro rata portion of his target bonus with respect to the year in which such termination occurs. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Before joining WMG, Mr. Zubillaga served as managing director and co-founder of Lexa Partners LLC, a management venture capital group based in New York City, where he was responsible for sourcing, analyzing and managing investment opportunities in the media and technology sectors.

Previously, Mr. Zubillaga was founder and managing partner of E-Quest Partners, a venture capital firm focused on Latin America. Zubillaga also served as founder, chairman and chief executive officer of NETUNO, a leading provider of broadband communication services in Venezuela. Mr. Zubillaga, 37, graduated from Babson College with a degree in Business Administration.

Mr. Zubillaga previously purchased 119,494 shares of WMG’s common stock, which as of October 27, 2005, represents less than 1% of the aggregate ownership of WMG’s common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Zubillaga’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One-half of this return level was achieved at the time of WMG’s initial public offering. The performance-based portion also vests, subject to Mr. Zubillaga’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (October 1, 2004). Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by WMG (or its subsidiary) upon any termination of employment. Such stock is also subject to a stockholders agreement. The stockholders agreement, as amended, was previously filed with WMG’s Form S-4 (File No. 333-126786-01).

In August, 2005, WMI entered into an employment agreement with Ms. Stockdale under which Ms. Stockdale will serve as Executive Vice President, Global Human Resources. The employment agreement provides for a term beginning on August 8, 2005 and ending on December 31, 2008. Under the terms of the employment agreement, Ms. Stockdale will be paid an annual salary equal to $375,000. Ms. Stockdale is also eligible to receive an annual cash bonus, with a target of $350,000. In the event that WMI terminates the employment agreement for any reason other than cause or if Ms. Stockdale terminates her employment for good reason, as defined in the agreement, Ms. Stockdale will be entitled to severance benefits equal to one year of salary and bonus target. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Ms. Stockdale oversees all areas of human resources for WMG’s worldwide employees, including staffing, organization, employee relations, new employee initiatives, and productivity. Prior to joining WMG, Ms. Stockdale has served as a senior human resources executive at some of the world’s largest corporations. Most recently, Ms. Stockdale was Senior Vice President, Relationship Leader Human Resources, at American Express Financial Advisors/Global Financial Services where she was the human resource leader for the Financial Services arm of American Express and its approximately 22,000 employees and Independent Financial Advisors. Before joining American Express Financial Advisors in 2002, Ms. Stockdale held a variety of human resources leadership positions at General Electric (GE) Capital Corporation in Europe and the United States beginning in 1997. Ms. Stockdale rose to the level of Executive Vice President and Global Human Resources Leader at GE Capital Corporation’s Aviation Services division, a $40 billion aircraft financing business operating in more than 65 countries. Ms. Stockdale, 42, qualified as a chartered accountant and graduated with a B.A. Honors degree from the University of Sheffield in Sheffield, England.

Ms. Stockdale also has entered into a stock option agreement with WMG pursuant to which she was granted an option to purchase 50,000 shares of WMG’s common stock at a price of $16.56 per share, subject to adjustments. The option granted to Ms. Stockdale generally has a 10-year term. The shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of stock option agreement, subject to the employee’s continued employment.

ITEM 8.01. OTHER EVENTS.

On November 4, 2005, the Board of Directors of WMG adopted a resolution appointing the executive officers of WMG. The following table sets forth information as to WMG’s executive officers as of November 4, 2005, together with their positions and ages.

Name	Age	Position
Edgar Bronfman, Jr.	50	Chairman of the Board and CEO
Lyor Cohen	46	Chairman and CEO, U.S. Recorded Music
Paul-René Albertini	46	Chairman and CEO, Warner Music International
Richard Blackstone	45	Chairman and CEO, Warner/Chappell Music, Inc.
Michael D. Fleisher	40	Executive Vice President and Chief Financial Officer
David H. Johnson	59	Executive Vice President and General Counsel
Alejandro Zubillaga	37	Executive Vice President, Digital Strategy and Business Development
Caroline Stockdale	42	Executive Vice President, Global Human Resources

WMG’s executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is an employee of WMG or one of its subsidiaries. Mr. Zubillaga is the brother-in-law of WMG’s Chairman of the Board and CEO, Edgar Bronfman, Jr. There are no other family relationships among any executive officers of WMG. The following information provides a brief description of the business experience of each of WMG’s executive officers.

Edgar Bronfman, Jr. has served as Chairman of the Board and CEO since March 1, 2004. Before joining WMG, Mr. Bronfman served as Chairman and CEO of Lexa Partners LLC, a management venture capital group based in New York City. Prior to Lexa Partners, Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal in December 2000. He resigned from his position as an officer and executive of Vivendi Universal on March 31, 2002, and resigned as Vice Chairman of Vivendi Universal’s Board of Directors on December 2, 2003. Prior to the December 2000 formation of Vivendi Universal, Mr. Bronfman was President and CEO of The Seagram Company Ltd., a post he held since June 1994. During his tenure as the CEO of Seagram, he consummated $85 billion in transactions and transformed the company into one of the world’s leading media and communications companies. From 1989 until June 1994, Mr. Bronfman served as President and COO of Seagram. Between 1982 and 1989, he held a series of senior executive positions for The Seagram Company Ltd. in the U.S. and in Europe.

Lyor Cohen has served as the Chairman and CEO of U.S. Recorded Music operations since March 1, 2004. From 2002 to 2004, Mr. Cohen was the Chairman and CEO of Universal Music Group’s Island Def Jam Music Group. Mr. Cohen served as President of Def Jam from 1988 to 2002. Previously, Mr. Cohen served in various capacities at Rush Management, a hip-hop management company, which he founded with partner Russell Simmons. Mr. Cohen is widely credited with expanding Island Def Jam beyond its hip-hop roots to include a wider range of musical genres.

Paul-René Albertini has served as President of Warner Music International since 2002 and currently leads Warner Music International, WMG’s international division, as Chairman and CEO. From December 2000 until 2002, Mr. Albertini served as President of Warner Music Europe. He joined Warner Music International from Sony Music Entertainment Europe where he held the post of Executive Vice President from 1999. Prior to that he served as President and CEO Sony Music France between 1994 and 1999. In 1991 he became CEO of PolyGram Disques France. In 1983, Mr. Albertini joined PolyGram as International Label Manager before becoming Marketing Director for Barclay Records. He was named Director of Marketing and Promotion for Phonogram in 1989, and was appointed Managing Director Phonogram France.

Richard Blackstone has served as Chairman and CEO of Warner/Chappell Music, Inc. since May 28, 2005. Prior to joining WMG, Mr. Blackstone was the president of Zomba Music Publishing. Mr. Blackstone joined Zomba in 1989 as Director of Business Affairs, and was later promoted to the dual role of Head of Creative and Head of Business Affairs. Following the purchase of Zomba by BMG Music in 2002 he was named President of Zomba Music Publishing, and was given oversight responsibility for Brentwood Benson Music Publishing.

Michael D. Fleisher has served as Executive Vice President and Chief Financial Officer since January 1, 2005. Prior to joining WMG, Mr. Fleisher was Chairman and Chief Executive Officer of Gartner, Inc. Mr. Fleisher joined Gartner in 1993 and served in several roles including Chief Financial Officer prior to being named CEO in 1999. Previous to Gartner, he was at Bain Capital. Mr. Fleisher serves on the Board of Ameritrade.

David H. Johnson has served as Executive Vice President and General Counsel since 1999. Prior to joining Warner Music Inc., Mr. Johnson spent nine years as Senior Vice President and General Counsel for Sony Music Entertainment. He also held several posts at CBS and was an associate in the law firm Mayer, Nussbaum, Katz & Baker.

Alejandro (Alex) Zubillaga has served as Executive Vice President, Digital Strategy and Business Development since August 2005. Prior to being designated as Executive Vice President, Digital Strategy and Business Development, Mr. Zubillaga held various positions with WMG since joining the company in March 2004, including Senior Vice President, Digital Strategy and Business Development and Vice President, Office of the Chairman. Prior to joining WMG, Mr. Zubillaga served as managing director and co-founder of Lexa Partners LLC. Previously, Mr. Zubillaga was founder and managing partner of E-Quest Partners. Prior to that, Zubillaga served as founder, chairman and chief executive officer of NETUNO.

Caroline Stockdale has served as Executive Vice President, Global Human Resources since August 2005. Prior to joining WMG, Ms. Stockdale was Senior Vice President, Relationship Leader Human Resources, at American Express Financial Advisors/Global Financial Services since 2002. Before joining American Express Financial Advisors in 2002, Ms. Stockdale held a variety of human resources leadership positions at General Electric (GE) Capital Corporation in Europe and the United States beginning in 1997, including Executive Vice President and Global Human Resources Leader at GE Capital Corporation’s Aviation Services division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: November 10, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: November 10, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer